EXHIBIT 4.1




                                   STRATABASE
                                   ----------

                             2002 STOCK OPTION PLAN
                            -------------------------

1.          PURPOSE.
            -------

     The Purpose of the STRATABASE 2002 Stock Option Plan ("Plan") is to provide
                                                            ----
to key employees, officers, directors, consultants and agents of STRATABASE (the "Corporation"), or any of its subsidiaries, added incentive for high levels of
 -----------
performance and to reward unusual efforts which increase the earnings and long-term growth of the Corporation. It is intended to accomplish the foregoing by providing for the grant of "Incentive Stock Options" and "Nonqualified Stock Options" to qualified eligible individuals. Except where the context otherwise requires, the term "Corporation" shall include STRATABASE, a Nevada corporation, any parent of the corporation and all present and future subsidiaries of the Corporation as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").
                               ----

2.          CERTAIN  DEFINITIONS.
            --------------------

     As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning.

     (a)     "Board  of  Directors"  shall  mean  the  Board of Directors of the
              ---------------------
Corporation.

     (b)     "Cause"  shall  mean  any  one  or  more  of  the  following:
             -------

     (i) a material breach of any term of employment, consultation or engagement with the Corporation by the Optionee.


     (ii) the continuing, repeated willful failure or refusal by the Optionee to substantially perform his responsibilities on behalf of the Corporation.

    (iii) an act or omission of the Optionee that is materially adverse to the business, goodwill or reputation of the Corporation.


     (iv) an act  of  dishonesty.


      (v) the  commission  of  a  felony.

     (vi) the  breach  of  a  fiduciary  duty  or  fraud.

    (vii) an  act  of  moral  turpitude.

   (viii) a determination by a physician licensed in the jurisdiction where the Optionee is employed that the Optionee is a chronic alcoholic or a narcotics addict (as such term is defined under the applicable law of such jurisdiction), or

     (ix) any "cause" for termination or discharge as may be otherwise defined in any employment, consultation or engagement agreement between the Optionee and the Corporation.


     The determination of the Option Committee with respect to whether a Termination for Cause has occurred shall be submitted to the Board of Directors, whose decision shall be final and conclusive.

     (c)     "Change  of  Control"  shall  mean (i) an acquisition of any voting
              --------------------
securities  of the Corporation (the "Voting Securities") by any "Person" (as the
                                     ------------------
term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares or the combined voting power of the Corporation's then outstanding Voting Securities; (ii) the individuals who, as of the Effective Date are members of the Board (the "Incumbent Board"), cease
                                                        ----------------
for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination of the members of the Corporation's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; (iii) the consummation of (x) a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued unless such merger, consolidation or reorganization is a "Non-Control Transaction"; (iv) a complete liquidation or dissolution of the Corporation; or (v) the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary or the distribution to the Corporation's stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership
                                  ---------------
of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Corporation which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (d)     "Disability"  shall mean the inability to engage in any substantial
              -----------
gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by the Option Committee in their sole discretion.

     (e)     "Effective  Date" shall mean the date on which the Plan is approved
              ----------------
by a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

     (f)     "Exchange  Act" shall mean the Securities and Exchange Act of 1934,
              --------------
as  amended.

     (g)     "Fair  Market  Value  per Share" shall mean as of any date the fair
              -------------------------------
market value of each of the Shares on such date (the "applicable date") as determined by the Option Committee in good faith. The Option Committee is authorized to make its determination as to the fair market value on the following basis: (i) if the Shares are not traded on a securities exchange and are not quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), but are quoted on the Over The Counter Electronic Bulletin Board operated by NASDAQ, "Fair Market Value per Share" shall be the mean between the average daily bid and average daily asked prices of the Shares on the applicable date, as published on such bulletin board; (ii) if the Shares are not traded on a securities exchange and are quoted on NASDAQ, "Fair Market Value per Share" shall be the closing transaction price of the Shares on the applicable date, as reported on NASDAQ; (iii) if the Shares are traded on a securities exchange, "Fair Market Value per Share" shall be the daily closing price of the Shares, on such securities exchange as of the applicable date; or (iv) if the Shares are traded other than as described in
(i), (ii) or (iii) above, or if the Shares are not publicly traded, "Fair Market Value per Share" shall be the value determined by the Option Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts. In the case of Shares described in (i), (ii) or
(iii) above, if no prices are reported for the Shares on the applicable date, the "Fair Market Value per Share" shall be the price reported for such Shares on the next preceding date on which there were reported prices.

     (h)     "Granting  Date"  shall mean the date on which the grant of an
             ---------------
Option is made  effective  by  the  Option  Committee.

     (i)     "Incentive  Stock  Option" shall mean an Option intended to qualify
              -------------------------
for treatment as an incentive stock option under Section 422 of the Code, and designated as an Incentive Stock Option.

     (j)     "Non-Control  Transaction"  shall  mean  a merger, consolidation or
              -------------------------
reorganization with or into the Corporation or in which securities of the Corporation are issued where:

     (a) the stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership
 ---------------------
of the Voting Securities immediately before such merger, consolidation or reorganization,

     (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

     (c) no Person other than (1) the Corporation, (2) any Subsidiary, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

     (k)     "Nonqualified  Stock Option" shall mean an Option not qualifying as
              ---------------------------
an  Incentive  Stock  Option.

     (l)     "Option" shall man any option to purchase Shares of the Corporation
              -------
granted under the Plan, which may be either an Incentive Stock Option or a Nonqualified Stock Option.

     (m)     "Option Agreement" shall mean the document setting forth the terms
              -----------------
and conditions  of  each  Option.

     (n)  "Option  Committee"  shall mean the Committee selected and designated
           ------------------
by the Board of Directors to administer the Plan, consisting of not less than two (2) members of the Board of Directors.

   (o)     "Optionee"  shall  mean  the  holder  of  an  Option.
            ---------

   (p)     "Retirement" shall have the meaning ascribed by the Option Committee.
            -----------

   (q)     "Securities Act" shall mean the Securities Act of 1933, as amended.
            ---------------

   (r)     "Shares" shall mean the shares of common stock, $0.001 par value
            ------
per share  of  the  Corporation.

   (s)     "Subsidiary"  shall  mean  any corporation (other than STRATABASE)
            -----------
in an unbroken chain of corporations beginning with STRATABASE, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   (t)     "Ten  Percent Shareholder" shall mean an individual who, at the time
            --------------------------
an Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent, if any.

     3.      STOCK  OPTIONS.
             --------------

(a)   In General.  Awards under the Plan shall be granted in the form of Options
      ----------
which may either qualify for treatment as Incentive Stock Options or as Nonqualified Stock Options.

(b)   Limitation  on Number of Shares.  The aggregate number of Shares which may
      -------------------------------
be issued and purchased under the Plan shall not exceed 1,750,000 Shares, subject to any Share adjustments pursuant to Section 9. Shares may be either authorized and unissued Shares or issued Shares reacquired by the Corporation. The total number of Shares subject to Options authorized under the Plan shall be subject to increase or decrease, as necessary, in order to give effect to the adjustment provisions of Section 9 hereof and to give effect to any amendment adopted as provided in Section 15 hereof. Notwithstanding the above limitation, any Shares subject to an Option which terminates, is cancelled or expires for any reason without being exercised in full, may again be subject to an Option under the Plan, unless the Plan shall have been terminated. At the discretion of the Option Committee, existing Options may be cancelled and new options granted at a lower price in the event of a decline in the market value of the Shares. If Shares issued upon exercise of an Option under the Plan are tendered to the Corporation in partial or full payment of the exercise price of an Option granted under the Plan, such tendered Shares shall not be available for subsequent Option grants under the Plan.

4.          ELIGIBILITY.
            -----------

     (a)  In  General.  Only  officers, key employees and directors who are also
          -----------
employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. Officers, key employees, consultants, agents and all directors of the Corporation (whether or not employees of the Corporation) shall be eligible to receive grants of Nonqualified Stock Options. Within the foregoing limits, the Option Committee, in its sole and absolute discretion, shall, from time to time, determine (i) the individuals or the class of individuals to whom Options may be granted hereunder, (ii) the number of Shares to be covered by each of the Options granted hereunder, (iii) the purchase price of the Shares and the method of payment for such Shares, (iv) the terms and provisions of the respective Option Agreement and (v) the times at which such Options shall be granted. The Option Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1 hereof. All such determinations and designations of individuals eligible to receive Options under the Plan shall be made in the absolute discretion of the Option Committee and shall not require the approval of the stockholders, except as expressly set forth herein.


     (b)   Additional Options.  An individual who has been granted an Option may
           ------------------
be granted additional Options if the Option Committee shall so determine. In addition, new Options may be granted in substitution for Options previously granted under this Plan or another plan of the Corporation or under the plan of another corporation assumed by the Corporation. No Options shall be granted under this Plan after the expiration of the tenth (10th) anniversary of the adoption of the Plan by the Board of Directors.

      (c)  Certain  Limitations.  Incentive  Stock Options may not be granted to
           --------------------
an Optionee to the extent that the aggregate Fair Market Value per Share (determined as of the Granting Date) of all Shares subject to the Incentive Stock Options granted under the Plan (or granted under any other incentive stock option plan of the Corporation) which are exercisable for the first time by such Optionee during the same calendar year exceeds One Hundred Thousand Dollars ($100,000).

       (d)   Option  Agreement.  Each  Option granted pursuant to the Plan shall
             -----------------
be evidenced by a written Option Agreement entered into between the Corporation and the Optionee which shall contain such terms and provisions, including, but not limited to, the period of exercise, whether in installments or otherwise, the exercise price and such other terms and conditions as the Option Committee shall, in its sole discretion, determine to be appropriate and within the contemplation of the Plan. The terms and conditions of such written Option Agreement need not be the same for all Options granted under the Plan.

     5.        ADMINISTRATION  OF  PLAN.
               ------------------------

      (a)       Option Committee.  This Plan shall be administered by the Option
                ----------------
Committee, subject to the approval and ratification by the Board of Directors. Any action of the Option Committee with respect to administration of the Plan shall be taken pursuant to (i) a majority vote at a meeting of the Option Committee (to be documented by minutes), or (ii) the unanimous written consent of its members. The Option Committee may meet in person, by telephone, or by any other means which it deems to be advisable and convenient. All actions taken by the Option Committee shall be submitted to the Board of Directors for ratification and approval.

     (b)      Vacancies.  Vacancies  in  the Option Committee shall be filled by
              ---------
the Board of Directors. In addition, the Board of Directors may at any time remove one or more members of the Option Committee and substitute others, and a majority of disinterested members of the Board of Directors shall at all times have the right to exercise any and all rights and powers of the Option Committee.

     (c)     Authority.  The  Option  Committee  shall  have  the  authority,
             ---------
exercisable in its discretion, subject to express provisions of this Plan and subject to the approval and ratification by the Board of Directors, to: (i) construe and interpret the provisions of the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the administration of the Plan; (iii) determine the exercise price of the Shares covered by each Option granted hereunder and the method of payment for such Shares, the individuals to whom, and the time or times at which, any Option granted hereunder shall be granted and exercisable, the number of Shares covered by each Option granted hereunder, (iv) determine the terms and provisions of the respective Option Agreements (which need not be identical); (v) determine, in the case of employees, whether Options shall be Incentive Stock Options or Nonqualified Stock Options; (vi) determine the duration and purposes of leaves of absence which may be granted to eligible individuals without constituting a termination of their employment for purposes of the Plan; and (vii) make all other determinations necessary or advisable for the administration of the Plan. Determinations of the Option Committee on matters referred to in this Section shall be conclusive and binding on all parties howsoever concerned. With respect to Incentive Stock Options, the Option Committee shall administer the Plan in compliance with the provisions of Code Section 422 as the same may hereafter be amended from time to time. No member of the Option Committee shall be liable for any action, omission or determination made in good faith in connection with the Plan.

6.          EXERCISE  PRICE.
            ---------------

     (a)   Nonqualified  Stock  Options.  The exercise price of each Option that
           ----------------------------
is intended to be a Nonqualified Stock Option shall be determined by the Option Committee.

     (b)    Incentive  Stock Option.  The exercise price of each Option intended
            -----------------------
to qualify as an Incentive Stock Option shall be determined by the Option Committee, but shall in no event be less than one hundred percent (100%) of the Fair Market Value per Share on the Granting Date of the Incentive Stock Option. In the case of an Option intended to qualify as an Incentive Stock Option, which is granted to a Ten Percent Shareholder, the exercise price per share shall in no event be less than 110% of the Fair Market Value per Share determined as of the Granting Date.

7.          PERIOD  OF  EXERCISE  AND  CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.
            -------------------------------------------------------------------

     (a)     Period  of  Exercise.  Each  Option granted under the Plan shall be
             --------------------
exercisable at such times and under such conditions as may be determined by the Option Committee at the Granting Date and as shall be set forth in the Option Agreement; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from its Granting Date, and in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Option shall not be exercisable later than five (5) years after its Granting Date.

     (b)     Change  of  Control.  Unless  otherwise  provided  in  any  Option
             -------------------
Agreement, all Options granted pursuant to the Plan shall become fully and immediately exercisable with respect to all Shares subject thereto, upon a Change of Control.

     (c)     Effect  of  Termination of Employment or Other Relationship.  The
             -----------------------------------------------------------
effect of the termination of an Optionee's employment or other relationship with the Corporation on such Optionee's eligibility to exercise any Options awarded pursuant to the Plan shall be as follows:

     (i)  Disability  or  Death.  If  an  Optionee  ceases to be employed by, or
          ----------------------   ceases to  have  a  relationship  with,  the
          Corporation by reason of Disability or death, any Option heretofore granted which remains unexercised at the time of termination shall become fully vested and exercisable and shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Optionee, or his or her executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, may exercise such Option, and except as so exercised, such Option shall expire at the end of one (1) year period unless such Option by its terms expires before such date. The decision as to whether a termination by reason of Disability has occurred shall be made by the Option Committee, whose decision shall be final and conclusive.

     (ii) Retirement. If the Optionee ceases to be employed by, or ceases to ---------- have a relationship with the Corporation by reason of Retirement, any Option heretofore granted which remains unexercised at the time of such Retirement shall become fully vested and exercisable and shall expire, in the case of an Incentive Stock Option, not later than three (3) months thereafter, or, in the case of a Nonqualified Stock Option, not later than one (1) year thereafter. During such period and prior to the expiration of the Option by its terms, such Option may be exercised by the Optionee, and except as so exercised, shall expire at the end of such relevant period unless such Option by its terms expires before such date. The decision as to whether a termination is by reason of Retirement shall be made by the Option Committee, whose decision shall be final and conclusive.


     (iii)  Voluntary  Termination  or  Termination  by  the  Corporation. If an
          -------------------------------------------------------------
          Optionee's employment by, or relationship with, the Corporation is terminated voluntarily or, by the Corporation, whether such termination is for Cause or for no reason whatsoever, any Option heretofore granted which remains unexercised at the time of such termination shall expire immediately, provided, however, that the Option Committee may, in its sole and absolute discretion, within thirty (30) days of such termination, waive the expiration of any Option awarded under the Plan, by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise any such Options only to such extent, for such time, and upon such terms and conditions set forth in subparagraph (i) above. The determination as to whether a termination is voluntary or for Cause shall be made by the Option Committee, whose decision shall be final and conclusive.


     (d)     Shares  held  for  Investment.  The  Option Committee may, if it or
             -----------------------------
counsel for the Corporation shall deem it necessary or desirable for any reason, require as a condition of exercise, that the Optionee or any other person entitled to exercise an Option hereunder, represent in writing to the Corporation at the time of exercise of such Option that it is their intention to acquire the Shares as to which the Option is being exercised for investment purposes and not with a view to the sale or distribution thereof.

     (e)      Transferability.  Options  granted  under  the Plan to an Optionee
              ---------------
shall not be transferable other than by will or the laws of descent and distribution, and such Options shall be exercisable, during the Optionee's lifetime, only by him or his legal guardian or legal representative. A transfer of an Option by will or the laws of descent and distribution shall not be effective unless the Option Committee shall have been furnished with such evidence as it may deem necessary to establish the validity of the transfer.

     (f)     Intended  Treatment  as  Incentive  Stock Options.  Incentive Stock
             -------------------------------------------------
Options granted pursuant to this Plan are intended to qualify as "incentive stock options" pursuant to Code Section 422 and shall, whenever possible, be construed and administered so as to implement that intent. If all or any part of an Option granted hereunder with the intention of qualifying as an Incentive Stock Option, shall fail to so qualify, such Option or portion thereof that fails to so qualify shall be deemed a Nonqualified Stock Option granted hereunder.

     8.    PAYMENT  OF  EXERCISE  PRICE  AND  CANCELLATION  OF  OPTIONS.
           ------------------------------------------------------------

     (a)     Notice  of  Exercise.  An  Option  granted  under the Plan shall be
             --------------------
exercised by giving written notice to the Secretary of the Corporation (or such other person designated by the Option Committee) of the Optionee's intention to exercise one or more Options hereunder and by delivering payment of the exercise price therewith, which shall be paid in full at the time of such exercise.

     (b)     Method  of Settlement.  The consideration to be paid for the Shares
             ---------------------
to be issued upon exercise of an Option, shall consist of cash or, with the approval of the Option Committee (which may be withheld in its sole discretion), Shares having a fair market value on the date of exercise, as determined by the Option Committee, at least equal to the exercise price or a combination of cash and Shares or, with the approval of the Option Committee (which may be withheld in its sole discretion) may also be effected wholly or partly by monies borrowed from the Corporation pursuant to a promissory note, the terms and conditions of which shall be determined from time to time by the Option Committee, in its discretion, separately with respect to each exercise of Options and each Optionee, or by such other method of payment as may be determined by the Option Committee in its sole discretion; provided, that each such method and time for
                                    --------
payment and each such borrowing and terms and conditions of repayment shall then be permitted by and be in compliance with applicable law. An Optionee may purchase less than the total number of Shares for which an Option is then exercisable, provided, however, that any partial exercise of an Option may not be less than for one hundred (100) Shares and shall not include any fractional Shares. No Optionee or legal representative of an Optionee, as the case may be, will be, or will be deemed to be, the owner of any Shares covered by an Option unless and until certificates for the Shares are issued to the Optionee or such Optionee's representative under the Plan.

9.     SHARE  ADJUSTMENT.
       -----------------

     If the outstanding Shares of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of Shares or securities or other forms of property (including cash) or rights for which Options may thereafter be granted under the Plan and for which Options then outstanding under the Plan may thereafter be exercised. Any such Share adjustments shall be made without changing the aggregate exercise price applicable to the unexercised portions of outstanding Options. Any fractional Shares resulting from such adjustment shall be eliminated by rounding to the nearest whole number. Appropriate amendments to the Option Agreements shall be executed by the Corporation and the Optionees to the extent the Option Committee determines that such amendments are necessary or desirable to reflect such Share adjustments. If determined by the Option Committee to be appropriate, in the event of any Share adjustment involving the substitution of securities of a corporation other than the Corporation, the Option Committee shall make arrangements for the assumption by such other corporation of any Options then or thereafter outstanding under the Plan, without any change in the total exercise price applicable to the unexercised portion of the Options but with an appropriate adjustment to the number of securities, kind of securities and exercise price for each of the securities subject to the Options. The determination by the Option Committee as to what adjustment, amendments or arrangements shall be made pursuant to this Section 9 and the extent thereof, shall be final and conclusive.

     In the event of the proposed dissolution or liquidation of the Corporation, or a proposed sale of substantially all of the assets of the Corporation, or in the event of any merger or consolidation of the Corporation with or into another corporation, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off, or other transaction in which the outstanding Shares then subject to Options under the Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, shares of the Corporation, the Option Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, sale, consolidation or merger, or similar corporate event, by a holder of the number of Shares for which such Option might have been exercised immediately prior to such dissolution, liquidation, sale, consolidation or merger or similar corporate event; or, in the alternative, the Option Committee may provide that each Option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors, provided, that no
                                                               --------
less than thirty (30) days prior written notice of the date so fixed shall be given to each Optionee who shall have the right, during such thirty (30) day period preceding such termination, to exercise the Options as to all or any part of the Shares covered thereby, including Shares as to which such Options would not otherwise be exercisable.

     10.     SUBSTITUTE  OPTIONS.
             -------------------

The Corporation may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation as the result of a merger or consolidation of the employing corporation with the Corporation, or as a result of the acquisition by the Corporation, of property or stock of the employing corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

     11.     OTHER  EMPLOYEE  BENEFITS.
             -------------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of Shares received upon such exercise shall not constitute compensation for purposes of determining such employee's benefits under any other employee benefit plan or program in which the employee is a participant at any time, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

     12.      TERMS  AND  CONDITIONS  OF  OPTIONS.
              -----------------------------------

     (a)     Withholding  of Taxes.  As a condition to the exercise, in whole or
             ---------------------
in part, of any Options, the Option Committee may in its sole discretion require the Optionee to pay, in addition to the exercise price of the Shares covered by the Options an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of such Options. Alternatively, the Corporation may issue or transfer the Shares pursuant to exercise of the Options net of the number of Shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the Shares shall be valued on the date the withholding obligation is incurred. In the event an Optionee makes a Code Section 83(b) election in connection with a Nonqualified Stock Option granted under the Plan, the Optionee shall immediately notify the Corporation of such election. In the case of an Incentive Stock Option, an Optionee who disposes of Shares acquired pursuant to such Incentive Stock Option either (a) within two (2) years after the Granting Date or (b) within one (1) year after the issuance of such Shares to the Optionee upon exercise thereof, shall notify the Corporation of such disposition and the amount realized upon such disposition.

     (b)  No  Rights to Continued Employment or Relationship.  Nothing contained
          --------------------------------------------------
in the Plan or in any Option Agreement shall obligate the Corporation to continue to employ or to continue any other relationship with any Optionee for any period or interfere in any way with the right of the Corporation to reduce such Optionee's compensation or to terminate the Corporation's employment or relationship with any Optionee at any time.

     (c)  Time  of  Granting  Options.  The  Granting  Date shall be the day the
          ---------------------------
Corporation executes the Option Agreement; provided, however, that if appropriate resolutions of the Option Committee indicate that an Option is to be granted as of and on some prior or future date, the Granting Date shall be such prior or future date.

     (d)  Privileges  of  Stock Ownership.  No Optionee shall be entitled to the
          -------------------------------
privileges of stock ownership as to any Shares not actually issued and delivered to such Optionee. No Shares shall be issued upon the exercise of any Option unless and until, in the opinion of the Corporation's counsel, all applicable laws, rules and regulations of any governmental or regulatory agencies and any exchanges upon which stock of the Corporation may be listed, shall have been fully complied with.

     (e)    Securities  Laws Compliance.  The Corporation will diligently comply
            ---------------------------
with all applicable securities laws before any Options are granted under the Plan and before any Shares are issued pursuant to the exercise of any Options. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act as then in effect, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Option Committee. The Option Committee in its discretion may cause the Options and Shares underlying such Options to be registered under the Securities Act by the filing of a Form S-8 Registration Statement covering the Options and Shares. The Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal and state securities laws.

     (f)     Option  Agreement.  Each  Incentive  Stock  Option and Nonqualified
             -----------------
Stock Option granted under this Plan shall be evidenced by a written Option Agreement executed by the Corporation and the Optionee containing such terms and conditions as are deemed desirable by the Option Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

13.     RESTRICTED  SHARES.
        ------------------

     (a)  In  General.  The  Option  Committee  may, in its discretion, issue
          -----------
restricted Shares upon the exercise of any Options granted under the Plan. Such restricted Shares shall be subject to such vesting requirements and restrictions on transferability as may be determined by the Option Committee.

     (b)  Legend.  All  stock  certificates issued with respect to restricted
          ------
Shares shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

     (c)  Rights  Appurtenant  to Restricted Shares.  The issuance of restricted
          -----------------------------------------
Shares shall not affect the rights of the Optionee as a stockholder of the Corporation including, but not limited to the right to receive dividends on and to vote with respect to such restricted Shares, except that additional shares issued with respect to restricted Shares including, but not limited to, stock dividends or stock splits or any securities issued in exchange for restricted Shares shall be subject to the same restrictions as are applicable to the restricted Shares.

14.     PLAN  AMENDMENT  AND  TERMINATION.
        ---------------------------------

     (a)     Authority of Option Committee.  In addition to the authority of the
             -----------------------------
Option Committee set forth in Section 5, the Option Committee may at any time discontinue granting Options under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of an Optionee, make such modification of the terms and conditions of Options theretofore granted as it shall deem advisable. Any amendment or modification made pursuant to the provisions of this Section shall be effective immediately upon adoption, unless otherwise provided therein, subject to approval thereof (i) within twelve (12) months before or after the effective date of such amendment or modification by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to Incentive Stock Options, or Code Section 162(m) with respect to performance-based compensation, (ii) by any appropriate governmental agency if required, or (iii) by a securities exchange or automated quotation system if required. No Option may be granted during any suspension or after termination of the Plan.

     (a)  Ten  (10)  Year  Maximum  Term.  Unless  previously  terminated by the
          ------------------------------
Option Committee, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date. No Options shall be granted under the Plan thereafter.

     (b)  Effect  on  Options  Granted.  Any  amendment,  suspension  or
          ----------------------------
termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted.

        15.        EFFECTIVE  DATE  OF  PLAN.
                   -------------------------

          The Plan shall be effective upon the approval of the Board of Directors of the Corporation (the "Effective Date").
                                     ---------------

        16.        MISCELLANEOUS  PROVISIONS.
                   -------------------------

     (a)     Limitation  on Benefits.  No Option may be exercised, to the extent
             -----------------------
such exercise will create an "excess parachute payment" as defined in Section 280G of the Code.

     (b)     Exculpation  and  Indemnification.  The Corporation shall indemnify
             ---------------------------------
and hold harmless the Option Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

     (c)     Use  of Proceeds.  The proceeds from the exercise of Shares granted
             ----------------
under the Plan shall constitute and be considered as general funds of the Corporation which may be used for any and all corporate purposes as determined by the Board of Directors.

     (d)     Compliance  with Applicable Laws.  The inability of the Corporation
             --------------------------------
to obtain from any regulatory body having jurisdiction, the authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which requisite authority shall not have been obtained.

     (e)     Non-Uniform  Determinations.  The  Option Committee's determination
             ---------------------------
under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the Option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.